Exhibit 10.2 - Promissory Note to Richard Strain regarding funding of MCNIC
               Rodeo Gathering, Inc.


PROMISSORY NOTE

Amount of Loan: $2,300,000.00                   Date: 26 August 2002

For VALUE RECEIVED, the undersigned, Nathaniel Energy Corporation (Maker) promises to pay to the order of Richard Strain (Holder), or its assigns, at 417 Manchester Rd. (Rt. 55), Poughkeepsie, New York 12603, or such other place as Holder hereof may designate in writing, the sum of Two Million Three Hundred Thousand Dollars ($2,300,000.00) in lawful money of the United States, interest will be payable and paid by the Maker to the Holder on the outstanding principal balance of the Note from time to time at an annual rate of equal to two percent over the average of "prime" rate as published in the Wall Street Journal, such rate payable being adjusted on the day of publication of change, said sum payable as follows:

The Maker and the Holder agree that Maker will repay the principal amount of the Note together with accrued and unpaid interest in an amount equal to eighty percent of the gross production cash flow received by MCNIC Rodeo Gathering, Inc. with respect to that company's interest in Keyes Helium, LLC, paid to the Holder within ten days after the end of each month in which such production cash flow is received by MCNIC, the amount paid by the Maker being first credited to accrued and unpaid interest and the balance credited to the unpaid balance of principal.

The Maker pledges and grants to the holder, as collateral security for the full and punctual payment and performance of the Maker's obligations under the Note, a perfected lien and first priority security interest in and to all of the shares of MCNIC which the Maker owns from time to time, and in perfection hereof shall deliver the certificates representing such collateral security to an agent of the Holder as designated from time to time by the Holder, together with a stock power executed by the Maker in blank; provided, that upon the full payment of such obligations the Holder shall direct his agent to return such certificates to the Maker free and clear and without any payment therefore; provided, further, that the Holder shall not transfer such collateral security in any manner (under repurchase contracts or otherwise) during the term of the Note, unless empowered by default of the Maker, as provided in the Note, and shall not pledge or hypothicate the collateral security.

In the event the Holder agrees to release the Maker of the Note from liability for repayment of principal and payment of interest upon the assumption of such obligations by MCNIC, subject to a pledge by MCNIC of its interest in Keyes Helium, LLC under the same terms as provided in the Note for the pledge of collateral security and confirmation of dedication of eighty percent of MCNIC's production cash flow to repayment of the Note, then the holder shall release the collateral security pledged by the Maker in the same manner as if the Maker had fully paid the principal and interest on the Note.

Time being of the essence, if any sum of money herein required to be paid is not paid within ninety (90) days after the same becomes due, or if maker defaults in the performance of any of the agreements contained herein, then the entire principal sum and accrued interest shall both bear interest from date of default of Eighteen percent (18%). Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

In addition, to the foregoing, the undersigned shall have the right at any time to make pre-payments on principal in whole or in part without penalty or premium.

The note holder may at any time convert the outstanding balance due on this note to the Company's Restricted Common Stock at __ per share plus one (1) share of the Company's Common Stock purchase warrants at __ per share with full registration rights due at the time of any registration by the Company.

All makers and endorsers now or hereafter become liable hereon, jointly and severally, waive demand, presentment, notice of nonpayment and protest, and agree, that if this Note becomes in default and is delivered to an attorney for collection to pay all costs, including reasonable attorney's fees whether suit be brought or not, including fees for appellate proceedings and that the Holder may extend the time for payment from time to time, or forbear to enforce payment without obtaining the consent of such makers or endorsers and without discharging or affecting their liability hereon.

This note has been executed and delivered in the State of Colorado, and its terms and provisions are to be governed and construed by, the Laws of the State of Colorado.


/s/_Stan Abrams_
    Stan Abrams
    President
    Nathaniel Energy Corporation

Acknowledged and Accepted:

/s/_Richard Strain_
    Richard Strain
    Holder